Exhibit 10.4

argenx option plan

as first installed by the Board on 18 December 2014 with amendments approved by the general meeting of shareholders of argenx NV on 28 April 2016 argenx option plan of 28 April 2016

Contents

1	Purposes	3

2	Interpretation	3

3	Administration	5

4	Shares subject to the Plan	6

5	Options	7

6	Termination of employment or capacity	10

7	Amendments and termination	11

8	General provisions	11

9	Term of plan	13

argenx option plan

1                                      Purposes

The purposes of this argenx option plan (the “Plan”) are:

(i)                          to encourage key employees, directors (including any member of the Board) and key outside consultants and advisors of the Company and its Affiliates (including argenx Belgium) (hereafter referred to as “Key Persons”) to acquire an economic and beneficial ownership interest in the growth and performance of the Company;

(ii)                       to increase their incentive to contribute to the Company’s future success, thus enhancing the value of the Company for the benefit of its shareholders, and enhancing the ability of the Company and its Affiliates to attract and retain individuals (whether as employee, director, consultant or advisor) upon whom, in large measure, the progress, growth and profitability of the Company depends; and

(iii)                    when granting Options under the Plan in accordance with the Option Allocation Scheme to follow a consistent course of action (bestendige gedragslijn) as described in article 2(a) of the Dutch Decree on Market Abuse, (Besluit marktmisbruik Wft).

2                                      Interpretation

2.1                            Definitions

In this Plan the following terms shall, unless the context requires otherwise, have the following meaning:

Affiliate means any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, including argenx Belgium;

argenx Belgium means argenx BVBA, a private company with limited liability, incorporated under the laws of Belgium, whose office address is at Industriepark Zwijnaarde 7, 9052 Zwijnaarde, Belgium;

Board means the board (raad van bestuur) of the Company;

Cause shall mean an Optionee’s fraud or willful and continued failure to substantially perform his or her duties with the Company or an Affiliate, or wilful engaging in conduct which is demonstrably and materially injurious to the Company or an Affiliate (monetarily or otherwise);

Change of Control means a third party (together, if applicable, with persons acting in concert with any such third party) acquiring a Controlling Interest in the Company which it does not have at the Option’s Date of Grant;

Company means argenx N.V., a public company with limited liability (naamloze vennootschap), incorporated under the laws of the Netherlands, with its statutory seat in Rotterdam, the Netherlands, and its business address at Willemstraat 5, 4811 AH Breda, the Netherlands;

Controlling Interest means (i) the ownership or control (directly or indirectly) of more than 50% of the voting share capital of the Company (ii) the ability to direct the casting of more than 50% of the votes exercisable at general meetings of the Company on all, or substantially all, matters, or (iii) the right to appoint or remove directors of the Company;

Date of Grant means the date on which an Option has been granted, as for each individual Option included in the Option Agreement;

Disability shall mean an Optionee’s total and permanent disability to perform its duties as a Key Person;

Employee means any employee of the Company, argenx Belgium, or of any other Affiliate;

Exchange means Euronext Brussels Exchanges or any other stock exchange;

Exercise Price means the purchase price per Share subject to an Option as set forth in the Option Agreement;

Fair Market Value means the average closing price of the Shares on the Exchange on which the Shares are then traded, over the last 30 calendar days preceding the Date of Grant;

including means including without limitation;

Insider Trading Policy means the insider trading policy of the Company, as amended from time to time;

Key Person has the meaning ascribed thereto above in Article 1(i);

Option Agreement means the written agreement between the Company and/or argenx Belgium and the individual Optionee by which each Option is evidenced;

Option Allocation Scheme has the meaning ascribed thereto in Article 3.2;

Option means any right allowing an Optionee to purchase a Share at such price and during such period as shall be set out in the Option Agreement and furthermore subject to the Plan;

Optionee means any Key Person granted one or more Options under the Plan;

Person means any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or government or political subdivision thereof;

Plan has the meaning ascribed thereto above in Article 1;

Relevant Transaction means (i) any sale, merger, consolidation, tender offer or similar acquisition of shares, or other transaction or series of related transactions as a result of which a Change of Control occurs, (ii) a sale or other disposition of all or substantially all of the Company’s assets, whether in one transaction or a series of related transactions, or (iii) a dissolution and/or liquidation of the Company;

Shares means ordinary shares in the issued and outstanding capital of the Company, each share with a nominal value of ten euro cents (EUR 0.10); and

Termination means the termination of any Optionee’s status of Key Person as a result of such Optionee no longer providing services for the Company or an Affiliate, irrespective of the cause thereof.

2.2                            Headings

Headings are inserted for convenience only and shall not affect the construction of this Plan.

2.3                            References

Reference in this Plan to an “Article” are references to articles of this Plan.

3                                      Administration

3.1                            General

The Plan is administered by the Board and has been installed at a moment when no Inside Information (as defined in the Insider Trading Policy) was available. No member of the Board shall be liable for any action taken or determination made with respect to the Plan or any Option.

3.2                            Option allocation scheme

The Board shall establish an Option Allocation Scheme. The Option Allocation Scheme shall contain the following information:

(i)                          the date on which Options are granted each year, which shall be the same date each year; and

(ii)                       the number of Options granted to each Key Person or to each group of Key Persons, which shall be based on objective criteria only.

3.3                            Power of authority of Board

The Board shall have full power and authority, in each case subject to the approval of the majority of the non-executive directors of the Board and subject to the provisions of the Plan, to:

(i)                          determine the existence or non-existence of any fact or status relevant to Options or the rights of Optionees thereunder, including whether a termination of Employment occurs by reason of Cause, retirement, death or Disability;

(ii)                       construe and interpret the Plan, any Option Agreement, and any other agreement entered into under the Plan;

(iii)                    adjust the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles, subject to the provisions of the Option Allocation Scheme and with due observance of applicable laws and regulations, including that no adjustment shall be made in a period when Inside Information (as defined in the Insider Trading Policy) is available;

(iv)                   administer the Plan and establish such rules and regulations, approve and prescribe such forms, and appoint such agents as it shall deem appropriate for the proper administration of the Plan, including the administration of an Optionees’ register;

(v)                      correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry it into effect; and

(vi)                   make any other determination and take any other action that the Board deems necessary or desirable for administration of the Plan.

4                                      Shares subject to the Plan

4.1                            Aggregate limit

4.1.1                  Subject to adjustment as provided in Article 8.4, at any time the number of Shares available for the issuance of Options to Key Persons is equal to 14,5% of the Company’s fully diluted share capital. For the avoidance of doubt: Shares issued pursuant to the exercise of an Option are counted towards the share capital, and Options which seize to exist (whether through exercise, termination or otherwise) are restored to the foregoing limit and (new Options replacing them) shall again be available for issuance under the Plan. Any Shares issued hereunder by the Company may consist, in whole or in part, of newly issued Shares or treasury Shares.

4.1.2                  Shares shall be charged against the foregoing limit upon the grant of each Option, but if such Shares are thereafter forfeited or such Option otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares so forfeited or related to the terminated portion of such Option shall be restored to the foregoing limit and shall again be available for Options under the Plan.

5                                      Options

5.1                            Issuance

The Board, in each case subject to the approval of the majority of the non-executive directors of the Board, may grant Options to Optionees in accordance with the Option Allocation Scheme. The Board may also grant Options at its discretion outside the Option Allocation Scheme, but only in a period when no Inside Information (as defined in the Insider Trading Policy) is available. Persons to whom Options are granted cannot refuse to accept such Options.

5.2                            Option Agreements

Options shall be evidenced by an Option Agreement in such form as the Board may from time to time approve.

5.3                            Vesting

5.3.1                  Options evidenced by an Option Agreement shall vest for 1/3rd (rounded down to a number of whole Options) upon the first anniversary of the Option’s Date of Grant and for the remaining 2/3rd during the following two years in equal parts of 1/24th (rounded down to a number of whole Options), each time upon the 1st day of each next month. On the third anniversary of the Option’s Date of Grant, subject to the Optionee’s continuing status of Key Person, any remaining unvested Options shall vest.

5.3.2                  Upon an Optionee’s Termination, such Optionee’s non-vested Options shall terminate with immediate effect, subject to the provisions of Article 6.1. All Options vested before an Optionee’s Termination shall remain vested and may be exercised after such Termination, unless otherwise provided for in this Plan.

5.4                            Date of granting of Options

The Date of Grant of all Options shall be included in the Option Agreement.

5.5                            Exercise Price

The Exercise Price per Option shall be the Fair Market Value on the Date of Grant of such Option.

5.6                            Option term

The term of each Option shall be 10 years from the Date of Grant.

5.7                            Exercisability

5.7.1                  Options shall only be exercisable in as far as they have vested and have not been terminated.

5.7.2                  An Option may be exercised by an Optionee or by a third party authorised by the Optionee to exercise Options on behalf of, and for the account of the Optionee pursuant to a mandate agreement (lastgevingsovereenkomst) as described in article 8 of the Dutch Decree on Market Abuse (Besluit marktmisbruik Wft).

5.8                            Insider trading

5.8.1                  No Option may be exercised and no Shares acquired as a result of an excercise of Options may be sold if the Optionee would thereby act contrary to any applicable law or regulation, including the applicable financial laws on insider trading and including the Insider Trading Policy. This means among other things that, unless Options are exercised and/or Shares are sold as specified in Article 5.8.3, no transactions may occur when the Optionee is in possession of Inside Information (as defined in the Insider Trading Policy).

5.8.2                  In any case, no Option may be exercised by an Optionee and no Shares acquired as a result of an excercise of Options may be sold by an Optionee in the following time periods:

(i)                          60 days immediately preceding the earlier of (i) the preliminary announcement of the Company’s annual results, or (ii) the publication of the Company’s annual financial report, or, if shorter, the period from the relevant financial year end up to and including the time of such preliminary announcement or publication, as the case may be;

(ii)                       21 days immediately preceding the announcement of the Company’s quarterly or half-yearly results, or, if shorter, the period from the relevant financial period end up to and including the time of such announcement, or the announcement of a dividend or interim dividend;

(iii)                    30 days immediately preceding the first publication of a prospectus for a share issue, or, if shorter, the period from the decision making prior to the publication of a prospectus and the first publication of the prospectus; and

(iv)                   such other periods as the Company may announce.

5.8.3                  The prohibition to exercise Options when an Optionee is in possession of Inside Information (as defined in the Insider Trading Policy) does not apply if (i) the Options are exercised pursuant to a mandate agreement as set out in Article 5.7.2 or (ii) if the Options are exercised on the expiration date or within a period of five business days prior to this date. This also applies to the sale of Shares acquired as a result of the exercise of the Options within aforementioned period, subject to the condition that - at least four months prior to the expiration date - the Optionee notifies the Company in writing of his intention to sell, or has given the Company an irrevocable power of attorney to sell.

5.9                            Accelerated vesting

Notwithstanding the foregoing, Options shall vest and become immediately exercisable with respect to 100% of the Shares:

(i)                          upon the consummation of a Relevant Transaction; and

(ii)                       in the events specifically set out in the Option Agreement and/or the Optionees employment, management or service agreement, with the approval of the Board.

5.10                     Method of exercise

5.10.1           An Option may be exercised by the delivery to the Company during the period in which such Option is exercisable of written notice of exercise in the form attached to the Option Agreement as Exhibit A and payment in full of the Exercise Price of such specific number of Shares in respect to which Options are exercised. Payment for the Shares with respect to which an Option is exercised may be made in cash (in electronic funds transfer) only.

5.10.2           Alternatively, Options may be exercised by way of written power of attorney enabling the Company to, on behalf of the Optionee, (authorize a third party to) sell the Shares to which the Options pertain on the Exchange on the day on which the Option is exercised. Such power of attorney must be granted in the form of the power of attorney attached hereto as Exhibit 5.10.2. Upon the successful sale of such number of shares to which the Option pertains, the Company shall set off the proceeds of the sale against the Exercise Price of the Options and pay to the Optionee any excess proceeds (cashless exercise). The power of attorney granted pursuant to this Article 5.10.2 may also be granted on behalf of the Optionee by a third person pursuant to a mandate as described in Article 5.7.2.

6                                      Termination of employment or capacity

6.1                            General

For purposes of this Article 6, an Optionee’s Termination occurs on the last day on which the Optionee performs services as a Key Person.

6.2                            Termination for Cause: Options not vested and exercisable

Upon an Optionee’s termination of employment or capacity for Cause, all Options which were not exercised immediately before such termination of employment or capacity shall terminate, and no Option — also if vested — may be exercised after such termination of employment or capacity. Vested Options shall not terminate if such Options have been exercised and the respective Shares have not yet been issued to the Optionee.

6.3                            Waiver by Board

Notwithstanding the foregoing provisions of this Article, the Board may in its sole discretion however in each case subject to the approval of the majority of the non- executive directors of the Board, as to all or part of any Options as to any Optionee, at the time the Option is granted or thereafter:

(i)                          determine that Options shall become exercisable or vested upon an Optionee’s Termination;

(ii)                       determine that after an Optionee’s Termination, such Optionee’s Options shall continue to become vested in accordance with the terms of the Plan and the individual Option Agreement;

(iii)                    determine that upon an Optionee’s Termination under certain circumstances, such Optionee’s Options shall vest (fully or partially) in deviation from the Plan; or

(iv)                   extend the period for exercise of Options following termination of employment or capacity (but not beyond 10 years from the Date of Grant).

6.4                            Transferability of Options

The Options shall be strictly personal and no Option shall be transferable by the Optionee other than upon death (i) under the applicable laws of descent and distribution or (ii) by will. In connection herewith an Optionee may, by written instrument in a manner specified by the Board, designate in writing a beneficiary to exercise an Option after the death of the Optionee.

6.5                            Transfer or pledge

No Option shall be assigned, negotiated or pledged in any way (whether by operation of law or otherwise) except as permitted by Article (iii), and no Option shall be subject to execution, attachment or similar process.

7                                      Amendments and termination

7.1                            Amendment of the Plan

The Board may, however in each case subject to the prior written approval by the majority of the non-executive directors of the Board, amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of an Optionee under an Option theretofore granted without the Optionee’s consent except as required (i) to comply with securities, tax or other laws, (ii) to accomplish that the Plan shall remain or shall become tax-compliant and tax-efficient in the situation that the Company is replaced as a holding company by another company, including but not limited to a company under the laws of Belgium, or (iii) to ensure that the Plan is in conformity with market practice. Amendments or alterations to the Plan may only be made during a period when no Inside Information (as defined in the Insider Trading Policy) is available.

7.2                            Amendment of Options

The Board may, however in each case subject to the approval of the majority of the non-executive directors of the Board, amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of any Optionee without the Optionee’s consent, except as required (i) to comply with securities, tax or other laws, (ii) to accomplish that the Plan shall remain or shall become tax-compliant and tax-efficient in the situation that the Company is replaced as a holding company by another company, including but not limited to a company under the laws of Belgium, or (iii) to ensure that the Option is in conformity with market practice. The Board may also substitute new Options for Options previously granted to Optionee’s, including previously-granted Options having higher Exercise Prices. Amendments or alterations to or substitutions of Options may only be made during a period when no Inside Information (as defined in the Insider Trading Policy) is available.

8                                      General provisions

8.1                            No rights to Options

No Key Person shall have any claim to be granted any Option under the Plan.

8.2                            Option Agreement

The prospective recipient of any Option under the Plan shall not, with respect to such Option, be deemed to have become an Optionee, or to have any rights with respect to such Option, until and unless (authorised representatives of) the Board shall have executed an Option Agreement evidencing the Option and delivered a fully executed copy thereof to the Optionee.

8.3                            No rights to employment

Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to continuance of employment by argenx Belgium, the Company or its Affiliates, nor interfere in any way with the right of argenx Belgium, the Company or its Affiliates to cause the Optionee’s Termination or change the Optionee’s compensation at any time.

8.4                            Restructuring

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure affecting the (underlying) Shares, such adjustment shall be made in the aggregate number and class of Shares which may be delivered under the Plan, in the number, class and Exercise Price, subject to outstanding Options granted under the Plan, and in the value, number or class of Shares subject to Options granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, however in each case subject to the approval of the majority of the non-executive directors of the Board, provided that the number of Shares subject to any Option shall always be a whole number. The grant of Options shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

8.5                            Tax

All fiscal and social security consequences resulting from the Plan are at the expense of the Optionee. The Company, argenx Belgium, or another Affiliate, whichever the case may be, shall be entitled to deduct from other compensation payable to the Optionee any sums required by applicable tax and social security law. In the alternative, the Company, argenx Belgium, or such other Affiliate, may require the Optionee to pay such sums for taxes and contributions to the Company, argenx Belgium, or such other Affiliate. Also, in the event of retrospective collection of (additional) taxes or contributions, the Company, argenx Belgium, or another Affiliate, whichever the case may be, will recover these taxes or contributions, potential fines and interest from the Optionee. The Optionee will be responsible for timely and correct payment of all income related taxes and contributions due, based on applicable legislation and rules, and shall declare in the Option Agreement to be compliant with all legal obligations. Notwithstanding the foregoing, the Company, argenx Belgium, or another Affiliate, whichever the case may be, is authorized to take such other action as may be necessary in the opinion of the Company, argenx Belgium, or such other Affiliate, whichever the case may be, to satisfy all obligations for the payment of such sums for taxes or contributions, potential fines and interest.

8.6                            Dutch law

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Netherlands.

8.7                            Severability

If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, however in each case subject to the approval of the majority of the non-executive directors of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

8.8                            Continuation of the Plan

All obligations of the Company, argenx Belgium, or another Affiliate, whichever the case may be, under the Plan shall be binding on any successor to the Company, argenx Belgium, or such other Affiliate.

9                                      Term of plan

No Option shall be granted pursuant to the Plan after 10 years from 21 April 2016, the effective date as per which this Plan was lastly amended, but any Option theretofore granted may extend beyond that date.

argenx Option Agreement

and

Notice of Option Grant

regarding options to ordinary shares in

argenx SE

between

argenx SE

and

«First_Name» «Name»

26 June 2017

Contents

I	NOTICE OF OPTION GRANT	4

1	Dirk Beeusaert	4

2	Exercise and Vesting Schedule	4

II	AGREEMENT	5

1	Grant of Options	5

2	Exercise of Options	5

3	Method of Payment	6

4	Taxes	6

5	Restrictions on Exercise	6

6	Plan and Insider Trading Policy	6

7	Non-Transferability of Option	7

8	Term of Option	7

9	Counterparts	7

10	Successors and Assigns	7

11	Governing Law; Jurisdiction	7

12	Notices	8

13	Entire Agreement	8

Exhibits

Exhibit A	the Plan

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argenx Option Agreement and Notice of Option Grant

The undersigned:

1                                      argenx SE, a limited liability company (naamloze vennootschap), incorporated under the laws of the Netherlands, with its statutory seat in Rotterdam, the Netherlands, and its business address at Willemstraat 5, 4811 AH Breda, the Netherlands (the “Company”);

and

«First_Name» «Name», residing at «Address», «ZIP» «City», «Country» (the “Optionee”),

together the “Parties” and each a “Party”.

Hereby agree as follows:

Capitalized terms in this document have the meaning ascribed thereto in the argenx Option Plan dated 18 December 2014, lastly amended on 28 April 2016 (the “Plan”, as attached hereto as Exhibit A and as amended from time to time), unless otherwise defined herein.

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I                                            NOTICE OF OPTION GRANT

1                                      «First_Name» «Name»

1.1                            Option grant

You have been granted Options to purchase Shares, subject to the terms and conditions of the Plan and this Agreement. The terms of your Options are set forth below.

1.2                            Terms and conditions

The Options are governed by the terms and conditions of this Agreement and of the Plan. The Optionee shall sign this Agreement to evidence the Optionee’s commitment hereto.

Type of Options:	Ordinary Share Option
Term/Expiration Date:	10th anniversary of Date of Grant

2                                      Exercise and Vesting Schedule

2.1                            These Options shall vest and become exercisable, in accordance with Article 5.3 of the Plan, as follows:

(i)                          1/3 of the Options (rounded down to a number of whole Options) shall vest and become exercisable on the one-year anniversary of the Option’s Date of Grant; and thereafter

(ii)                       The remaining 2/3 of the Options shall vest and become exercisable during the following two years in equal parts of 1/24 (rounded down to a number of whole Options), each time upon the 1st day of each next month.

As a consequence hereof, 100% of the Options shall have vested upon the third anniversary of the Option’s Date of Grant, subject to the Optionee continuing status of Key Person.

2.2                            Notwithstanding the foregoing, the Options shall vest and become exercisable with respect to 100% of the Shares upon the consummation of a Relevant Transaction, and in other situations where the Board shall decide so.

2.3                            This Option may be exercised, to the extent vested, as provided in Article 5.10 of the Plan, but in no event later than on the Expiration Date as provided above.

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II AGREEMENT

1                                      Grant of Options

The Company hereby grants to the Optionee the Options to purchase the number of Shares set forth in the Notice of Option Grant (the “Notice of Grant”), at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Agreement, this grant of Options is subject to the terms, definitions and provisions of the Plan adopted by the Company, which is incorporated herein by reference.

2                                      Exercise of Options

The Options are exercisable as follows:

2.1                            Right to exercise

(i)                          This Option shall be exercisable cumulatively according to the vesting schedule set out in the Notice of Grant. For purposes of this Option Agreement, Shares shall vest based on Optionee’s continuous status as a Key Person;

(ii)                       In the event of Optionee’s termination of continuous status as a Key Person, the exercisability of the Option is governed by Article 6 of the Plan; and

(iii)                    In no event may this Option be exercised after the Expiration Date as set forth in the Notice of Grant.

(iv)                   The Optionee acknowledges and agrees that the vesting of Options is earned only by continuing employment or capacity at the will of the Company, and that such vesting is not earned by the mere fact of being employed or hired or being granted this Option or acquiring Shares hereunder. The Optionee further acknowledges and agrees that nothing in this Agreement, nor in the argenx Option Plan dated 18 December 2014, as lastly amended on 28 April 2016 which is incorporated herein by reference, shall confer upon the Optionee any right with respect to continuation of employment or capacity by the Company, nor shall it interfere in any way with the Optionee’s right or the Company’s right to terminate the Optionee’s employment or capacity.

2.2                            Method of Exercise

2.2.1                  This Option shall upon each vesting be exercisable by a written notice of exercise. The Company may assign a form of the exercise note, in which case the Optionee shall be obliged to use such form for the exercise of his or her Options.

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2.2.2                  The Exercise Notice must state such representations and agreements with respect to such Options as may be required by the Company pursuant to the provisions of the Plan or as may be necessary in order for the Company to comply with applicable laws.

2.2.3                  The Exercise Notice must be signed by the Optionee and shall be delivered in person or by registered post to the Board.

2.2.4                  At the time of the Exercise Notice payment of the Exercise Price shall be made. This Option shall be deemed to be exercised upon receipt by the Company of such written Exercise Notice accompanied by the Exercise Price and payment of any applicable withholding tax.

2.2.5                  No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Options are exercised with respect to such Shares.

3                                      Method of Payment

Payment of the Exercise Price shall be as set out in Article 5.10 of the Plan.

4                                      Taxes

All fiscal and social security consequences resulting from the Plan and this Option Agreement are at the expense of the Optionee, as is further set out in Article 8.5 of the Plan and shall be confirmed in each Exercise Notice.

5                                      Restrictions on Exercise

If the issuance of Shares upon their exercise (or if the method of payment for such Shares) would constitute a violation of any applicable law or regulation, including but not limited to any regulations on market abuse, then the Option may not be exercised. The Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

6                                      Plan and Insider Trading Policy

By signing this Agreement and Notice of Option Grant you acknowledge and confirm that:

(i)                          you acknowledges receipt of a copy of the Plan and represents that you are familiar with the terms and provisions thereof, including the documents incorporated therein by reference, such as the Insider Trading Policy. You confirm its acceptance of and agreement with all of the terms and provisions of the Plan. You have

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reviewed the Plan and this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option. You further agree to notify the Company upon any change in the residence address indicated above; and

(ii)                       you explicitly agree to all terms thereof, including but not limited to Article 5.1 of the Plan pursuant to which you hereby in advance and without limitation accept all future grants of (new) Options to be granted to you by the Company under the Plan.

7                                      Non-Transferability of Option

This Option may not be transferred in any manner except as provided for in Article 6.4 of the Plan. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8                                      Term of Option

This Option may be exercised only within the term set out in the Notice of Grant.

9                                      Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

10                               Successors and Assigns

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

11                               Governing Law; Jurisdiction

This Agreement shall be governed by, construed and take effect in accordance with the laws of Belgium. The courts of Belgiumin accordance with Belgian procedural law shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement. Should any provision of this Agreement be determined by a court to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

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12                               Notices

Any notice or other communication to be given hereunder shall be in writing, shall be deemed to have been duly served on, given to or made in relation to a Party if it is posted by registered post (aangetekend schrijven) addressed to that Party and addressed to the address as shown below beneath its signature, or to such other address as such Party may designate in writing from time to time to the other Party.

13                               Entire Agreement

The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the Parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

-signature page follows-

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This Agreement has been executed as follows:

«First_Name» «Name»

argenx SE

Willemstraat 5

4811 AH Breda

The Netherlands

By: Tim Van Hauwermeiren

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Exhibit A

The Plan

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